Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207836 on Form S-3 of our reports dated February 27, 2017, relating to the consolidated financial statements and financial statement schedule of Indiana Michigan Power Company and subsidiaries appearing in or incorporated by reference in the Annual Report on Form 10-K of Indiana Michigan Power Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 27, 2017